EXHIBIT 23.1


 Letter of Consent of Independent Auditors


 PricewaterhouseCoopers, as the successor firm of Coopers & Lybrand, consent to the inclusion in this Form 8-K, as amended, of Marsh & McLennan Companies, Inc. (Commission File No. 1-5998 ) of our report dated February 17, 1998, except for notes 24(c) and 35 dated May 7, 1998, on our December 31, 1997 audit of the consolidated financial statements and financial statement schedule of Sedgwick Group plc .

 We also consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 2-65096, 33-32880, 33-48803, 33-48807, 33-
 54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-51141, and 333-29627)
 and, the previously filed Registration Statements on Form S-3 (Registration Nos. 333-25069, 333-28201, 333-41021, 333-48707 and 333-67543) of our
 report dated February 17, 1998, except for notes 24(c) and 35 dated May 7, 1998, on our December 31, 1997 audit of the consolidated financial statements and financial statement schedule of Sedgwick Group plc.


 PricewaterhouseCoopers
 Chartered Accountants
 London, England
 December 23, 1998